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                                                                  EXHIBIT 4.16

                                     JOINDER
                                       TO
                INVESTOR RIGHTS AGREEMENT, STOCKHOLDERS AGREEMENT
                           AND STOCK TRADING AGREEMENT


         This JOINDER TO INVESTOR RIGHTS AGREEMENT, STOCKHOLDERS AGREEMENT AND STOCK TRADING AGREEMENT (this "AGREEMENT") is made as of November 29, 2001, by and between Electric City Corp., a Delaware corporation (the "COMPANY"), and Leaf Mountain Company, LLC an Illinois limited liability company ("PURCHASER").

                                   WITNESSETH

         WHEREAS, the Company, EP Power Finance, L.L.C., a Delaware limited liability company, Newcourt Capital USA Inc., a Delaware corporation, Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation, Originators Investment Plan, L.P., a Delaware limited partnership, and Duke Capital Partners, LLC, a Delaware limited liability company (collectively, the "INVESTORS"), entered into that certain Securities Purchase Agreement dated as of July 31, 2001 (the "SECURITIES PURCHASE AGREEMENT"), pursuant to which the Company sold, and the Investors acquired, shares of the Company's Series A Preferred Stock, par value $0.01 per share (the "SERIES A PREFERRED STOCK"), shares of Company common stock, warrants to purchase Company common stock, and warrants to purchase Series A Preferred Stock;

         WHEREAS, in connection with the Securities Purchase Agreement, the Company and the Investors entered into an Investor Rights Agreement dated as of July 31, 2001, as amended by that certain Consent and Amendment of Securities Purchase Agreement, Stock Trading Agreement, Stockholders Agreement and Investor Rights Agreement of even date herewith, copies of which are attached hereto as EXHIBIT "A" (collectively, the "INVESTOR RIGHTS AGREEMENT");

         WHEREAS, in connection with the Securities Purchase Agreement, the Company and the Investors entered into a Stockholders Agreement dated as of July 31, 2001, as amended by that certain Consent and Amendment of Securities Purchase Agreement, Stock Trading Agreement, Stockholders Agreement and Investor Rights Agreement of even date herewith, copies of which are attached hereto as EXHIBIT "B" (the "STOCKHOLDERS AGREEMENT");

         WHEREAS, in connection with the Securities Purchase Agreement, the Company and the Investors entered into a Stock Trading Agreement dated as of July 31, 2001, as amended by that certain Consent and Amendment of Securities Purchase Agreement, Stock Trading Agreement, Stockholders Agreement and Investor Rights Agreement of even date herewith, copies of which are attached hereto as EXHIBIT "C" (the "STOCK TRADING AGREEMENT");

         WHEREAS, the Company and Purchaser are entering into that certain Securities Purchase Agreement of even date herewith (the "ADDITIONAL PURCHASE AGREEMENT"); and

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         WHEREAS, as a condition to entering into the Additional Purchase
Agreement, the Company requires Purchaser to enter into this Agreement and accept the rights and obligations created pursuant to the Investor Rights Agreement, the Stockholders Agreement and the Stock Trading Agreement.



                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Additional Purchase Agreement.

2. JOINDER.

         (a) Each of the Company and Purchaser hereby agrees that, from and after the date hereof, Purchaser shall be a party to and bound by the Investor Rights Agreement as if Purchaser were an Investor and Holder (each as defined in the Investor Rights Agreement) thereunder.

         (b) Each of the Company and Purchaser hereby agrees that, from and after the date hereof, Purchaser shall be a party to and bound by the Stockholders Agreement as if Purchaser were a Holder (as defined in the Stockholders Agreement) thereunder.

         (c) Each of the Company and Purchaser hereby agrees that, from and after the date hereof, Purchaser shall be a party to and bound by the Stock Trading Agreement as if Purchaser were a Purchaser and Party (each as defined in the Stock Trading Agreement) thereunder.

3. REPRESENTATIONS. Purchaser hereby represents and warrants to the Company that this Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Purchaser hereby acknowledges it has received a copy of the Investor Rights Agreement, the Stockholders Agreement and the Stock Trading Agreement.

4. MISCELLANEOUS.

         4.1 SUCCESSORS AND ASSIGNS. All terms, covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of the Company or

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Purchaser shall bind and inure to the benefit of the respective successors and assigns of such party whether so expressed or not.

         4.2 AMENDMENTS AND WAIVERS. Changes in or additions to this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, only in accordance with the provisions of the Investor Rights Agreement, the Stockholders Agreement or the Stock Trading Agreement, as applicable.

         4.3 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

         4.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall together constitute one and the same instrument.

         4.6 EFFECT OF HEADINGS. The section and paragraph headings herein are for convenience only and shall not effect the construction hereof.

         4.7 ENTIRE AGREEMENT. This Agreement, the Investor Rights Agreement, the Stockholders Agreement, the Stock Trading Agreement and the Additional Purchase Agreement constitute the entire agreement between the Company and Purchaser with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof.

         4.8 SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                            [SIGNATURE PAGE FOLLOWS]






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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

THE COMPANY

ELECTRIC CITY CORP., a Delaware corporation


By:   /s/ John P. Mitola
     -------------------------

Name:  John P. Mitola
     -------------------------

Title:  CEO
     -------------------------

PURCHASER

LEAF MOUNTAIN COMPANY, LLC, An Illinois limited liability company

By:  /s/ John J. Jiganti
     -------------------------

Name:   John J. Jiganti
     -------------------------

Title:   Manager
     -------------------------




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